UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Novartis Pharma AG

On November 29, 2024, Olema Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Clinical Trial Collaboration and Supply Agreement (the “Agreement”) with Novartis Pharma AG (“Novartis”). Pursuant to the Agreement, Novartis will provide the Company with ribociclib drug supply for the Company’s planned Phase 3 OPERA-02 trial of palazestrant in combination with ribociclib in ER+/HER2- frontline advanced or metastatic breast cancer (the “OPERA-02 trial”).

Under the Agreement, the Company will supply (including manufacturing, packaging and labeling) palazestrant and letrozole for the OPERA-02 trial. Novartis will manufacture and supply (including primary packaging) the Company with a specified amount of ribociclib, which amount is expected to be sufficient for the OPERA-02 trial. The parties granted to each other a non-exclusive, royalty-free license under certain of the parties’ respective background patent rights and other technology to use the parties’ respective study drugs in research and development, solely to the extent reasonably needed for the other party’s activities in the collaboration. Any inventions developed in the performance of the clinical studies for the combined therapies (other than those specific to each component study drug) are jointly owned by the parties. Except as otherwise specified below, the Agreement does not grant any right of first negotiation to participate in future clinical trials, and each party retains all rights and ability to evaluate their respective compounds in any studies or clinical trials, either as a monotherapy or in combination with any other product or compound, in any therapeutic area. The parties retain their independent rights to commercialize their respective therapies both alone and with third parties.

The Company granted Novartis a right of first negotiation with respect to (a) the grant to any person or entity any right, license or sublicense to exploit palazestrant, in any field or territory, other than to third party service providers, or (b) the sale or other transfer to any person or entity of palazestrant and any related assets (each of (a) and (b), subject to certain exceptions in the Agreement, an “Olema Compound Transaction”). If the Company desires to or does, at any time, (a) solicit or entertain any third party proposal or indication of interest with respect to an Olema Compound Transaction, or (b) negotiate (including in response to any proposal or indication of interest received by the Company), enter into or perform under, in each case, any written definitive agreement with a third party with respect to or that contemplates an Olema Compound Transaction, then the Company must provide written notice to Novartis regarding such Olema Compound Transaction, along with certain other specified information. Novartis will have 30 days after receipt of such notice to elect to enter into exclusive good faith negotiations with respect to such Olema Compound Transaction for a period of up to 120 days.

If the Company’s board of directors (or a duly authorized board committee) determines that the Company should pursue or explore a change of control of the Company or sale of all or substantially all of its assets (an “Olema Change of Control”), other than in response to an unsolicited bona fide acquisition proposal (a “Proposed Sale”), the Company must promptly notify Novartis of such determination. In the event Novartis elects to engage in negotiations with the Company in respect of such Proposed Sale, then from the date such notice is given until 45 days after the later of (a) the date on which the foregoing notice is given to Novartis, (b) the date on which Novartis is given notice that a data room has been populated as required by the Agreement, and (c) entry by the Company and Novartis into a customary nondisclosure agreement, Novartis will have the exclusive right (but no obligation) to conduct due diligence on the Company and its business and negotiate with the Company and its representatives the definitive terms and conditions of the Proposed Sale.

If the Company or its affiliates receive an unsolicited bona fide acquisition proposal from a third party, the Company must promptly notify its board of directors (or a duly authorized board committee) of the receipt thereof and request that they consider the merits of such acquisition proposal. If, after such consideration, the Company’s board of directors (or authorized committee) authorizes the Company to engage in negotiations with regard to such acquisition proposal, then the Company must notify Novartis in writing within 24 hours of receipt of such authorization. To the extent possible in light of any confidentiality obligations, such notice must include a summary of the key structural, non-financial terms of such acquisition proposal.

In the event of an Olema Compound Transaction or Olema Change of Control involving a third party other than Novartis (the first to occur, a “Repayment Trigger Event”), the Company must promptly pay, or procure the payment of, the Repayment Amount (as defined below) to Novartis. Notwithstanding the foregoing, if the Agreement is terminated as a result of certain patient safety issues, lack of product efficacy, regulatory issues or clinical hold issues prior to the consummation of the Olema Compound Transaction or Olema Change of Control, then the Company shall not be obligated to pay the Repayment Amount unless (a) the Olema Change of Control or Olema Compound Transaction occurs after such termination and (b) prior to the fifth anniversary of such Olema Change of Control or Olema Compound Transaction (as applicable), the Company or its affiliates (or the applicable acquirer, successor, licensee or optionholder of the Company or its affiliates) enrolls a subject in any clinical study involving the combination of palazestrant and ribociclib (the “Olema Combination”) or submits any filing with any regulatory authority relating to the Olema Combination. The “Repayment Amount” is the proportion of approximately $275 million that is represented by the number of units of ribociclib actually supplied to the Company under the Supply Agreement as of immediately prior to the Repayment Trigger Event as compared to the total number of units that could be supplied under the Agreement.

The foregoing rights of first negotiation, first offer and notice and repayment obligations remain in effect until the first to occur of: (a) the date that is 120 days after filing of the New Drug Application for the Olema Combination, (b) one year after any expiration or termination of the Agreement, and (c) such time as the Agreement is terminated by the Company due to Novartis’ material breach. However, in the event the Agreement is terminated due to certain patient safety issues, lack of product efficacy, regulatory issues or clinical hold issues prior to the consummation of an Olema Change of Control or Olema Compound Transaction, then the Repayment Obligation shall survive until the fifth anniversary of such Olema Change of Control or Olema Compound Transaction (as applicable) or, if payment of the Repayment Amount is required, until the next business day after the Repayment Amount has been received by Novartis.

The Agreement will terminate on the fifth anniversary of the date on which the first dose of palazestrant is administered to the first study subject. Either party may terminate the Agreement for the uncured material breach or insolvency of the other party, for failure to comply with certain anti-corruption obligations, in the event of a change of control of the other party, if it reasonably deems it necessary in order to protect the safety, health or welfare of subjects enrolled in the clinical studies for the combined therapies due to the existence of a material safety issue, if the parties jointly decide that the Olema Combination is not achieving sufficiently superior levels of efficacy, if any regulatory authority action prevents a party (or the Letrozole supplier) from supplying its product, in the event of an unresolved force majeure event, or in certain circumstances for an unresolved clinical hold with respect to ribociclib, palazestrant or letrozole (or the combination of ribociclib and palazestrant or ribociclib and letrozole). In addition, Novartis may terminate the Agreement if the Company has failed to commence the OPERA-02 trial on or prior to March 31, 2026 or if the Company consummates an Olema Compound Transaction, and the Company may terminate the Agreement if the Company terminates the OPERA-02 trial other than due to a material safety issue, efficacy issue, regulatory action or upon a clinical hold.

Private Placement

On November 29, 2024, the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), which provides for the private placement of (i) 19,928,875 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at $9.08 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 7,604,163 shares of Common Stock (the “Warrant Shares” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) at a purchase price of $9.0799 per Pre-Funded Warrant, which represents the per share purchase price of the Shares less the $0.0001 per share exercise price for each Pre-Funded Warrant (such transaction, the “Private Placement”). The aggregate gross proceeds for the Private Placement will be approximately $250.0 million, before deducting placement agent fees and other offering expenses, and the Private Placement is expected to close on or about December 4, 2024, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Private Placement, together with its current cash, cash equivalents and marketable securities, to fund the OPERA-02 trial, the Phase 1/2 study of OP-3136, and its ongoing Phase 3 OPERA-01 monotherapy trial of palazestrant, and for working capital and general corporate purposes.

Each Pre-Funded Warrant has an exercise price of $0.0001 per Warrant Share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 9.99% (or such higher percentage up to 19.99%, at the election of the holder) upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants.

Pursuant to the Purchase Agreement, the Purchasers agreed not to sell or transfer the Securities, and the Company’s executive officers and directors agreed not to sell or transfer any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, until February 2, 2025, subject to certain exceptions, including sales pursuant to any previously adopted Rule 10b5-1 trading plans or sales for the purpose of covering tax withholding liabilities associated with the settlement of restricted stock units pursuant to the Company’s sell-to-cover program.

In addition, pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before February 2, 2025 (subject to certain exceptions) for purposes of registering the resale of the Shares and the Warrant Shares, use its commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and keep such registration statement effective until the date the shares of Common Stock and the Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

Jefferies LLC is acting as lead placement agent with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., LifeSci Capital LLC, Oppenheimer & Co. Inc., and H.C. Wainwright & Co., LLC acting as placement agents in the Private Placement. The Company has agreed to pay customary placement fees of the placement agents.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors, generally. Investors should not rely on the representations, warranties and covenants or any description thereof as statements of fact related to, or characterizations of, the condition of the Company.

The Private Placement is intended to be exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501 of Regulation D and were acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Securities were offered without any general solicitation by the Company or its representatives. The Securities sold and issued in the Private Placement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

The Purchasers are venture capital and other institutional investment funds. The Purchasers include certain holders of more than 5% of the Company's outstanding capital stock, including entities affiliated with BVF Partners L.P. (“BVF”), which is associated with a member of the Company’s board of directors.

The foregoing descriptions of the Purchase Agreement and Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Pre-Funded Warrants, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On November 29, 2024, the Company entered into an exchange agreement (the “Exchange Agreement”) with BVF, pursuant to which BVF agreed to exchange 3,420,000 shares of Common Stock for pre-funded warrants (the “Exchange Warrants”) to purchase up to 3,420,000 shares of Common Stock (the “Exchange”). The terms of the Exchange Warrants are identical to the Pre-Funded Warrants, the description of which is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

The Exchange Warrants will be issued without registration under the Securities Act, in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. The Exchange is expected to close on December 4, 2024.

The foregoing description of the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Warrants, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release announcing that it had entered into the Agreement and the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded and Exchange Warrant.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
99.1	Press release, dated December 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements regarding the completion of the Private Placement, the use of proceeds therefrom, and the anticipated filing of a registration statement to cover resales of the Shares and the Warrant Shares. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any forward-looking statement due to various factors, including such risks and uncertainties. For a discussion of these and other factors, please refer to the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 2, 2024	By:	/s/ Shane Kovacs
Shane Kovacs Chief Operating and Financial Officer